NON-QUALIFIED STOCK OPTION

         THIS OPTION HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND MAY NOT BE TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS IT HAS BEEN REGISTERED UNDER THE SECURITIES ACT OR AN EXEMPTION FROM REGISTRATION IS AVAILABLE.

                                              Effective as of September 24, 1999

                             TELENETICS CORPORATION

         WHEREAS, in connection with the services to be rendered to Telenetics Corporation, a California corporation (the "COMPANY"), by Donald E. Johnson, an individual ("HOLDER"), pursuant to that certain letter agreement of even date herewith by and between the Company and the Holder (the "LETTER AGREEMENT"), the Company desires to grant to Holder a non-qualified stock option to purchase shares of the Company's common stock, no par value per share ("COMMON STOCK").

         NOW, THEREFORE, IN CONSIDERATION OF THE FOREGOING, subject to adjustment pursuant to SECTION 4, the Company hereby grants to Holder an option to purchase (this "OPTION") up to One Hundred Thousand (100,000) shares (individually, each an "OPTION SHARE," and collectively, the "OPTION SHARES") of Common Stock of the Company at the Exercise Price (as defined below). This Option may be exercised in accordance with the terms of this Option by surrendering this Option, with (i) the form of Election to Purchase set forth hereon duly executed with signatures guaranteed by a member firm of a national securities exchange, a commercial bank or a trust company located in the United States of America, or a member of the National Association of Securities Dealers, Inc., and (ii) the form of Restricted Stock Letter attached hereto duly executed by Holder (unless the sale of Option Shares is registered under the Securities Act), at the Company's principal executive office ("OFFICE"), and by paying in full the Exercise Price, plus transfer taxes, if any, in United States currency by cash, certified check, bank cashier's check or money order payable to the order of the Company.

         1. DURATION, VESTING AND EXERCISE OF OPTION.

                  (a) This Option shall vest and become exercisable in five equal installments, with the first installment vesting and becoming exercisable on September 24, 2000, the second installment vesting and becoming exercisable on July 1, 2001, and the remaining installments vesting and becoming exercisable on each July 1 thereafter.

                  (b) This Option (to the extent not earlier exercised) shall expire on September 24, 2009 (such date being referred to herein as the "EXPIRATION DATE"). If this Option is not surrendered to the Company for exercise in accordance with SECTION 1(c) prior to the close of business on the Expiration Date it shall be void.

                  (c) This Option may be exercised, to the extent not previously exercised, in whole or in part, prior to the Expiration Date at the per Option Share Exercise Price determined in accordance with SECTIONS 2 AND 4. In order to exercise such right, Holder shall surrender this Option to the Company at the Office with the form of Election to Purchase and the Restricted Stock Letter (unless the sale of the Option

         Shares is registered under the Securities Act) attached hereto duly completed and signed, and shall tender payment in full of the Exercise Price to the Company for the Company's account, together with such taxes as are specified in SECTION 7, for each Option Share with respect to which this Option is being exercised. Such Exercise Price and taxes shall be paid in full by cash, certified check, bank cashier's check or money order, payable in United States currency to the order of the Company. If this Option is exercised as to less than all of the Option Shares purchasable, one or more new option(s) shall be issued to Holder for the remaining number of Option Shares evidenced by this Option.

         2. EXERCISE PRICE. Subject to adjustment pursuant to SECTION 4, the price per share at which Option Shares shall be purchasable upon exercise of this Option (the "EXERCISE PRICE") shall be $1.05.

         3. ISSUANCE OF OPTION SHARE CERTIFICATES.

                  (a) Upon surrender of this Option, delivery of an Election to Purchase and delivery of a Restricted Stock Letter (if the sale of Option Shares is not registered under the Securities Act) in the forms attached hereto and payment of the Exercise Price and transfer taxes, the Company shall issue and deliver certificates representing shares of Common Stock ("CERTIFICATES") in the manner set forth in the Election to Purchase delivered by Holder to the Company.

                  (b) If the shares of Common Stock deliverable upon exercise of this Option are not registered under the Securities Act, the Certificates shall bear a legend in substantially the following form:

                  "THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE `ACT'), AND MAY NOT BE RESOLD, ASSIGNED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER THAT REGISTRATION UNDER SAID ACT IS NOT REQUIRED."

         4. ADJUSTMENT OF EXERCISE PRICE AND NUMBER OF OPTION SHARES PURCHASABLE. The Exercise Price and the number and kind of Option Shares purchasable upon the exercise of this Option are subject to adjustment from time to time upon the occurrence of the events specified in this SECTION 4. If, by reason of any merger, consolidation, combination, liquidation, reorganization, recapitalization, stock dividend, stock split, split-off, spin-off, combination of shares, exchange of shares, or other similar changes in the capital structure of the Company (each, a "REORGANIZATION"), the outstanding securities of the same class as the Option Shares (the "OPTION SHARE CLASS OF SECURITIES") are substituted or exchanged for, combined or changed into any cash, property or other securities or into a greater or lesser number of shares, the number and/or kind of shares and/or interests subject to this Option and the Exercise Price shall be appropriately adjusted to prevent dilution or enlargement of the rights of Holder so that, thereafter, this Option shall be exercisable for the securities, cash and/or other property that would have been received in respect of the Option Shares if this Option had been exercised in full immediately prior to such event. Such adjustments shall be made successively whenever any event described in the foregoing sentence occurs. The number of Option Shares and the Exercise Price set forth in this Option reflect the one-for-five reverse stock split that was implemented in January 1999.

         5. FRACTIONAL OPTION SHARES. The Company shall not be required to issue fractions of Option Shares upon exercise of this Option or to distribute certificates that evidence fractional Option Shares. All fractions of Option Shares to which Holder would otherwise be entitled shall be aggregated and in lieu of such remaining fractional Option Share, there shall be paid to Holder at the time this Option is exercised as herein provided an amount in cash equal to the stated fraction of the fair market value of an Option Share as determined in good faith by the Board of Directors of the Company.

         6. RESERVATION AND ISSUANCE OF OPTION SHARES. The Company represents and warrants that (a) there have been reserved, and the Company shall at all times keep reserved, out of its authorized Common Stock a number of shares of Common Stock sufficient to provide for the exercise of the rights of purchase represented by this Option, and (b) there are no restrictions in the Company's articles of incorporation or bylaws that prevent the Company from issuing shares of its Common Stock for the purpose of enabling it to satisfy any obligation to issue Option Shares upon exercise of this Option in accordance with its terms. The Company covenants and agrees that it will not amend its articles of incorporation or bylaws in any manner, or take any other action, that could adversely affect the Company's ability to issue Option Shares upon exercise of this Option.

         The Company further represents and warrants that all shares of its Common Stock issued upon exercise of this Option will, upon issuance in accordance with the terms of this Option, (a) be legally issued and free from all taxes, liens, charges, encumbrances and security interests created by the Company with respect to the issuance thereof and (b) be duly and validly issued, fully paid and nonassessable Common Stock as to which no holder shall have any liability other than Holder's payment of the Exercise Price.

         7. MUTILATED OR MISSING OPTION CERTIFICATES. If this Option is mutilated, lost, stolen or destroyed, the Company shall issue and deliver, in exchange and substitution for and upon cancellation of the mutilated Option, or in lieu of and substitution for the lost, stolen or destroyed Option, a new option in substantially the same form as this Option and representing an option to purchase an equivalent number of Option Shares, but only upon receipt of evidence satisfactory to the Company of such loss, theft or destruction of this Option and an indemnity or bond, if requested, satisfactory to the Company. Holder shall also comply with such other reasonable regulations and pay such other reasonable charges as the Company may prescribe.

         8. PAYMENT OF TAXES. The Company will pay all documentary stamp taxes attributable to the issuance of Option Shares issuable upon the exercise of this Option; PROVIDED, HOWEVER, that the Company shall not be required to pay any tax or taxes that may be payable in respect of any transfer involved in the issuance of any options or any Option Share certificates in a name other than that of Holder, and the Company shall not be required to issue or deliver such Option Share certificates unless and until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

         9. CERTAIN NOTICES TO HOLDER. Upon any adjustment to the number of Option Shares issuable pursuant to exercise of this Option or to the Exercise Price pursuant to SECTION 4, the Company, within fifteen (15) calendar days thereafter, shall cause to be given to Holder, at his address appearing on the Company's records, written notice of such adjustments in accordance with this
SECTION 9. Where appropriate such notice may be given in advance and included as part of the notice required to be mailed under the other provisions of this
SECTION 9.

         If:

                  (a) The Company authorizes the issuance or distribution of securities or assets to holders of its shares of Common Stock or makes any distribution (other than cash dividends and distributions payable out of consolidated earnings) to the holders of its shares of Common Stock;

                  (b) The Company becomes a party to any consolidation or merger for which approval of any shareholder of the Company is required, conveys or transfers all or substantially all of its properties, assets, or business, shall engage in any reorganization or recapitalization or makes any tender or exchange offer for shares of its Common Stock;

                  (c) The Company becomes subject to voluntary or involuntary dissolution, liquidation or winding up; or

                  (d) The Company proposes to take any other action that would require an adjustment of the Exercise Price pursuant to SECTION 4;

then the Company shall cause to be given to Holder at his address appearing on the Company's records, at least fifteen (15) calendar days prior to the applicable record date hereinafter specified, a written notice in accordance with this SECTION 9 stating (i) the date as of which the holders of record of Common Stock to be entitled to receive any such securities or assets or distribution are to be determined, (ii) the initial expiration date set forth in any tender or exchange offer made by the Company for shares of its Common Stock or (iii) the date on which any such consolidation or merger, conveyance, transfer, reorganization or recapitalization, dissolution, liquidation or winding up is expected to become effective or consummated, and the date as of which it is expected that holders of record of Common Stock shall be entitled to exchange such Common Stock for securities or other property that may be deliverable upon such consolidation or merger, conveyance, transfer, reorganization or recapitalization, dissolution, liquidation or winding up. The failure to give the notice required by this SECTION 9 or any defect therein shall not affect the legality or validity of any distribution, right, option, consolidation, conveyance, transfer, reorganization, dissolution, liquidation or winding up or the vote upon any action.

         Nothing contained in this Option shall be construed as conferring upon Holder the right to vote or to consent or to receive notice as a shareholder in respect of any rights or other matter whatsoever as a shareholder of the Company, or any other rights or liabilities as a shareholder of the Company.

         10. NONTRANSFERABILITY OF OPTION. Except by will or the laws of descent and distribution, this Option is not transferable by Holder.

         11. NOTICES. Any notice or demand authorized by this Option to be given or made by Holder to or on the Company shall be sufficiently given or made if personally delivered or sent by first class United States mail, by overnight courier guaranteeing next-day delivery, or by facsimile confirmed by letter, addressed (until another address is given in writing by the Company) to the Office.

         Any notice pursuant to this Option to be given by the Company to Holder shall be sufficiently given if personally delivered or sent by first class United States mail, by overnight courier guaranteeing next-day delivery, or by facsimile confirmed by letter, addressed (until another address is filed in writing by Holder with the Company) to the address specified in the Company's records.

         12. SUPPLEMENTS AND AMENDMENTS. The Company may from time to time supplement or amend this Option without the consent or concurrence of Holder in order to cure any ambiguity, manifest error or other mistake in this Option, or to make provision in regard to any matters or questions arising hereunder that the Company may deem necessary or desirable and that shall not adversely affect, alter or change the interests of Holder.

         13. TERMINATION OF SERVICE.

                  (a) GENERAL. In the event of the termination of Holder's services to the Company pursuant to the Letter Agreement, Holder may at any time within three (3) months after the effective date of such termination exercise this Option to the extent that Holder was entitled to exercise the Option at the date of termination, provided that in no event shall this Option be exercisable after the Expiration Date. Any portion of this Option which has not vested as of the effective date of such termination shall expire immediately as of such date.

                  (b) DEATH OR DISABILITY OF OPTIONEE. In the event of the death or Disability (as that term is defined in Section 22(e)(3) of the Internal Revenue Code of 1986, as amended) of Holder within a period during which this Option, or any part thereof, could have been exercised by Holder (the "OPTION PERIOD"), this Option shall lapse unless it is exercised within the Option Period and in no event later than twelve (12) months after the date of Holder's death or Disability by Holder or Holder's legal representative or representatives in the case of a Disability or, in the case of death, by the person or persons entitled to do so under Holder's last will and testament or if Holder fails to make a testamentary disposition of this Option or shall die intestate, by the person or persons entitled to receive this Option under the applicable laws of descent and distribution. This Option may be exercised following the death or Disability of Holder only if this Option was exercisable by Holder immediately prior to her death or Disability. In no event shall this Option be exercisable after the Expiration Date. The Company shall have the right to require evidence satisfactory to it of the rights of any person or persons seeking to exercise this Option under this SECTION 13(b).

         14. SUCCESSORS. All the representations, warranties, agreements, covenants and provisions of this Option by or for the benefit of the Company or Holder shall bind and inure to the benefit of their respective permitted successors and assigns hereunder.

         15. GOVERNING LAW. This Option shall be deemed to be a contract made under the laws of the State of California and for all purposes shall be construed in accordance with the internal laws of the State of California without regard to conflicts of laws principles.

         16. BENEFITS OF THIS AGREEMENT. Nothing in this Option shall be construed to give to any person or entity other than the Company and Holder any legal or equitable right, remedy or claim under this Option, and this Option shall be for the sole and exclusive benefit of the Company and Holder.

         17. INVALIDITY OF PROVISIONS. If any provision of this Option is or becomes invalid, illegal or unenforceable in any respect, such provision shall be deemed amended to the extent necessary to cause it to express the intent of the parties to the maximum possible extent and be valid legal and enforceable. The invalidity or deemed amendment of such provision shall not affect the validity, legality or enforceability of any other provision hereof.

         18. NO IMPAIRMENT. The Company will not, by amendment of its articles of incorporation or through any reorganization, recapitalization transfer of assets, consolidation, merger, dissolution, issuance or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Option and in the taking of all such actions as may be necessary or appropriate in order to protect the rights of Holder against impairment.

         19. SECTION HEADINGS. The section headings contained in this Option are for convenience only and shall be without substantive meaning or content.

         The Company has caused this Option to be duly executed on January 26, 2000, to be effective as of the day and year first above written.

                                        TELENETICS CORPORATION



                                        By: /S/ Michael A. Armani
                                           -----------------------------------
                                           Michael A. Armani, President

                             TELENETICS CORPORATION

                           NON-QUALIFIED STOCK OPTION

                              ELECTION TO PURCHASE

         The undersigned hereby irrevocably elects to purchase ____________ Option Shares issuable upon the exercise of the Non-Qualified Stock Option dated effective as of August 2, 1999 ("OPTION"), and requests that certificates for such Option Shares be issued and delivered as follows:

ISSUE TO:                _______________________________________________________
                         (Name)

                         _______________________________________________________
                        (Address, including Zip Code)

                         _______________________________________________________
                         (Social Security or Tax Identification Number)

DELIVER TO:              _______________________________________________________
                         (Name)

                         at_____________________________________________________
                           (Address, including Zip Code)

         If the number of Option Shares hereby exercised is less than all the Option Shares represented by the Option, the undersigned requests that a new option representing the number of Option Shares not exercised be issued and delivered as set forth above or otherwise as the undersigned shall direct in writing.

         In full payment of the purchase price of the Option Shares being issued upon exercise of the Option and transfer taxes, if any, the undersigned hereby tenders payment of $_____________ by cash, certified check, bank cashier's check or money order payable in United States currency to the order of Telenetics Corporation.

Dated: ____________________             ________________________________________
                                        (Signature)

                                        (Signature must conform in all respects
                                        to name of holder as specified on the
                                        face of the Option.)

                                        PLEASE INSERT SOCIAL SECURITY OR TAX
                                        IDENTIFICATION NUMBER OF HOLDER

Signature Guaranteed:


________________________________

                                    EXHIBIT A
                                    ---------

                         FORM OF RESTRICTED STOCK LETTER

         THE UNDERSIGNED (hereinafter referred to as "PURCHASER") is exercising the Non-Qualified Stock Option tendered with this Restricted Stock Letter, and in connection with such exercise, makes the following representations and warranties to Telenetics Corporation (the "COMPANY") with the knowledge and intent that the Company shall be entitled to rely thereon in delivering shares of the Company's Common Stock ("SHARES") to Purchaser upon exercise of the Non-Qualified Stock Option:

         1. Purchaser is acquiring the Shares for investment for Purchaser's own account, and not with a view to or for sale in connection with any distribution thereof. Purchaser understands that the Shares to be purchased have not been registered pursuant to the Securities Act of 1933, as amended (the "ACT"), and the offer and sale of the Shares is intended to be exempt from registration under the Act, which exemption depends upon, among other things, the bona fide nature of the investment intent and the accuracy of Purchaser's representations as expressed herein.

         2. Purchaser is an "accredited investor" as defined in the rules and regulations of the Act and Purchaser has such knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of Purchaser's investment in the Shares, and Purchaser is capable of bearing the economic risks of such investment, including the risk of loss of Purchaser's entire investment in the Shares.

         3. Purchaser acknowledges that the Company has made available to Purchaser or Purchaser's agents all documents and information relating to an investment in the Shares requested by or on behalf of Purchaser.

         4. All Shares issued on delivery of this Restricted Stock Letter shall bear the legend set forth in SECTION 3 of the annexed Non-Qualified Stock Option and the Shares received on delivery of this Restricted Stock Letter shall be subject to the restrictions set forth therein.

         Executed ______________________

                               Purchaser:  _____________________________________


                               Signature:  _____________________________________

                                       2